Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of American Apparel, Inc. on Form S-8 File No. 0001-32697 of our report dated March 16, 2009, with respect to our audits of the consolidated financial statements and related consolidated financial statement schedule of American Apparel, Inc. as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007, and 2006 and our report dated March 16, 2009 with respect to our audit of the effectiveness of internal control over financial reporting of American Apparel, Inc. as of December 31, 2008, which reports are included in this Annual Report on Form 10-K of American Apparel, Inc. for the year ended December 31, 2008.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum & Kliegman LLP

Macrum & Kliegman LLP

New York, New York

March 16, 2009